Exhibit 10.2

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2012, is entered into by and among Station Casinos LLC (the “Borrower”), the financial institutions party hereto as Lenders (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as L/C Issuer (the “L/C Issuer”), and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below.

WITNESSETH

WHEREAS, the Borrower, the Lenders, the L/C Issuer and the Administrative Agent are parties to a Credit Agreement, dated as of June 16, 2011 (the “Original Credit Agreement”);

WHEREAS, the Borrower, the Lenders, the L/C Issuer and the Administrative Agent are parties to an Amendment No. 1 to Credit Agreement (“Amendment No. 1”), dated as of June 16, 2011 (the Original Credit Agreement, as amended by Amendment No. 1, and as otherwise amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”);

WHEREAS, GVR and OpCo intend to jointly refinance the obligations evidenced by the GVR Credit Agreement and obligations evidenced by the OpCo Credit Agreement by entering into a single new credit agreement (the “New OpCo/GVR Credit Agreement”), dated as of September 28, 2012, made by GVR and OpCo, as co-borrowers, Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, and the Lenders from time to time party thereto;

WHEREAS, following entry into the New OpCo/GVR Credit Agreement, and upon receipt of Gaming Approvals to do so, GVR will become a wholly owned subsidiary of OpCo pursuant to the GVR Subsidiary Conversion (as defined in the Credit Agreement after giving effect to this Amendment) and will become a subsidiary guarantor under the New OpCo/GVR Credit Agreement instead of a co-borrower;

WHEREAS, the Borrower has requested that the Lenders, the L/C Issuer and the Administrative Agent agree to amend the Credit Agreement; and

WHEREAS, the Lenders, the L/C Issuer and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the L/C Issuer and the Administrative Agent hereby agree as follows:

Section 1.               Amendments. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)   Section 1.01 of the Credit Agreement is amended to insert the following new definitions alphabetically therein:

“Amendment No. 2 to Credit Agreement” means that certain Amendment No. 2 to Credit Agreement dated as of September 28, 2012 in respect of this Agreement.

“GVR Subsidiary Conversion” means the conversion of GVR from a sister company of OpCo to a direct wholly owned Subsidiary of OpCo pursuant to the following steps: (i) GVR and OpCo apply for and obtain Governmental Approval to make GVR a wholly owned direct Subsidiary of OpCo pursuant to the steps described in this definition; and (ii) following receipt of all necessary Governmental Approvals, (A) GVR Holdco 1 merges with and into OpCo Holdings, making OpCo Holdings the 100% direct owner of GVR, (B) OpCo Holdings immediately contributes the equity of GVR to OpCo, making GVR a direct wholly owned Subsidiary of OpCo, and (C) GVR Holdco 2 and GVR Holdco 3 are concurrently dissolved, distributing their equity interest in the merged company to the Borrower by operation of law and leaving OpCo Holdings as a direct wholly owned Subsidiary of the Borrower, in the case of each of clause (i) and (ii) hereof as further set forth in the steps memorandum provided to the Administrative Agent and the Lenders on September 21, 2012.

“New OpCo/GVR Credit Agreement” has the meaning provided in Amendment No. 2 to Credit Agreement.

(b)   Section 1.01 of the Credit Agreement is amended by deleting from clause (c) of the definition of “Collateral and Guarantee Requirement” the phrase “, GVR Holdco 3” and inserting in place thereof the phrase “, from and after the GVR Acquisition Consummation Date until the date of the consummation of the GVR Subsidiary Conversion, GVR Holdco 3”.

(c)   Section 1.01 of the Credit Agreement is amended by adding the following sentence to the definition of “GVR Credit Agreement” at the end thereof: “For avoidance of doubt, from and after the date of the Amendment No. 2 to Credit Agreement, the New OpCo/GVR Credit Agreement shall for all purposes be the “GVR Credit Agreement” under this Agreement.”

(d)   Section 1.01 of the Credit Agreement is amended by adding the following sentence to the definition of “OpCo Credit Agreement” at the end thereof: “For avoidance of doubt, from and after the date of the Amendment No. 2 to Credit Agreement, the New OpCo/GVR Credit Agreement shall for all purposes be the “OpCo Credit Agreement” under this Agreement.”

(e)   Clause (ii)(5) of Section 6.01(d) of the Credit Agreement is amended and restated in its entirety as follows: “(5) from and after the GVR Acquisition Consummation Date until the date of the consummation of the GVR Subsidiary Conversion, the GVR Entities”.

(f)    Clause (x) of Section 6.01(e) of the Credit Agreement is amended to delete each occurrence of the phrase “from and after the GVR Acquisition Consummation Date” now appearing therein and substituting the following therefor: “from and after the GVR Acquisition Consummation Date until the date of the consummation of the GVR Subsidiary Conversion”.

(g)   Section 7.04 of the Credit Agreement is amended by adding to the end of clause (e) thereto the phrase “and the GVR Subsidiary Conversion.”

(h)   Section 7.05 of the Credit Agreement is amended to delete clause (D) now occurring in the final proviso of that Section, and to substitute the following therefor: “(D) other than pursuant to the GVR Subsidiary Conversion, any Equity Interest in GVR Holdings 3”.

(i)    Section 7.08 is amended by re-lettering current sub-clause “(o)” as sub-clause “(p)” and by inserting a new sub-clause “(o)” as follows: “(o) the amendment or restatement of certain agreements as expressly consented to pursuant to Section 2 of Amendment No. 2 to Credit Agreement, or”.

(j)    Section 7.18(a) of the Credit Agreement is amended and restated in its entirety as follows:

(a)          OpCo Holdings. Permit (i) OpCo Holdings to (a) conduct, transact or otherwise engage in any business or operations other than those incidental to (1) its ownership of the Equity Interests of OpCo, (2) the maintenance of its legal existence and (3) the performance of the OpCo Loan Documents, or (b) fail to own (1) 100% of the Equity Interests of OpCo (other than as a result of any foreclosure under the OpCo Loan Documents or pursuant to the following clause (ii)) or (2) following the consummation of the GVR Subsidiary Conversion, directly or indirectly, 100% of the Equity Interests of GVR (other than as a result of any foreclosure under the GVR Loan Documents or pursuant to the following clause (ii)) or (ii) permit OpCo Holdings, OpCo or GVR to sell all or substantially all of its assets except in a bona fide cash sale on arms’-length terms to a Person not an Affiliate.

(k)   Section 7.18(b) of the Credit Agreement is amended by inserting the following text prior to “(i):” “In each case from and after the GVR Acquisition Consummation Date until the date of the consummation of the GVR Subsidiary Conversion,”.

(l)    Section 7.18(c)(iii) of the Credit Agreement is amended by re-lettering clause (D) as clause (E) and inserting the following new Clause (D) as follows: “(D) the transactions contemplated in the definition of the GVR Subsidiary Conversion and the amendment or restatement of certain agreements as expressly consented to pursuant to Section 2 of Amendment No. 2 to Credit Agreement.”

(m)  Section 8.01(q) of the Credit Agreement is amended and restated in its entirety as follows:

(q)          Termination or Amendment of Certain Contracts. Except as expressly consented to pursuant to the express terms of Amendment No. 2 to Credit Agreement, any Manager Document, the Management Subordination Agreement, any Subsidiary Cost Allocation Agreement, any Subsidiary Tax Sharing Agreement or any Transition Services Agreement (or any provision thereof) shall, in whole or in part, be amended, supplemented, modified or waived (other than as permitted by Section 6.18, 7.13(e), 7.13(g) or 7.13(h), as the case may be), terminated (other than upon the expiration of the term thereof), cease to be effective or cease to be the legally valid, binding and enforceable obligation in any material respect of any party thereto; or

(n)   Section 8.01(t) of the Credit Agreement is amended and restated in its entirety as follows:

(t)           GVR Holding Companies. (i) The Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of GVR or (ii) any sale of all or substantially all of the assets of GVR and its Subsidiaries shall occur, in each case, other than as a result of any foreclosure under the GVR Loan Documents or as a result of any sale in accordance with Section 6.19(c) and Section 7.18 where the Net Cash Proceeds of such disposition have been applied to prepayment of the Term Loans pursuant to Section 2.05(b)(ii); or

(o)   Clause (ii) of the final paragraph of Section 10.01 of the Credit Agreement is amended and restated in its entirety as follows: “(ii) to cure ambiguities or defects (including, without limitation, to permit the transactions contemplated by the GVR Subsidiary Conversion)”.

Section 2.               Consent. The Lenders parties hereto hereby consent to, and authorize the Borrower and each of its Subsidiaries to execute and deliver, each of the documents identified on Schedule I hereto (collectively, the “Restated Intercompany Documentation”).

Section 3.               Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (a) counterparts to (i) this Amendment, duly executed by each of the Borrower, the Required Lenders, the L/C Issuer and the Administrative Agent and (ii) the Consent and Reaffirmation, the form of which is attached hereto as Exhibit A, duly executed by each of the parties thereto, (b) evidence satisfactory to the Administrative Agent that each of the OpCo Credit Agreement and the GVR Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) shall have been refinanced pursuant to the New OpCo/GVR Credit Agreement in the form attached hereto as Exhibit B, and (c) duly executed copies of the Restated Intercompany Documentation.

Section 4.               Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)           This Amendment has been duly executed and delivered by it, and each of this Amendment and the Credit Agreement as amended hereby constitutes its legal, valid and binding obligations, enforceable in accordance with its terms except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(b)           After giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(c)           Before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 5.               Effect on Credit Agreement.

(a)           Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b)           Except as expressly amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Administrative Agent, the L/C Issuer, the Lenders or the other Secured Parties, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 6.               GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.               Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8.               Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart by facsimile or other electronic transmission shall have the same effect as delivery of the original thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

STATION CASINOS LLC, as Borrower

By	/s/ Thomas M. Friel
Name: Thomas M. Friel
Title: Executive Vice President

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as the Administrative Agent and a Lender

By:	/s/ J.T. Coe
	Name:	J.T. Coe
	Title:	Managing Director

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as the L/C Issuer

By:	/s/ J.T. Coe
	Name:	J.T. Coe
	Title:	Managing Director

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Marc Costantino
	Name:	Marc Costantino
	Title:	Executive Director